EXHIBIT 99.1

Heckmann Corporation Reports First Quarter 2009 Financial Results

Company Pursues U.S.-based Asset Transactions to Strengthen and Diversify Water Interests

Palm Desert, CA. — May 8, 2009 — Heckmann Corporation of Palm Desert, California (NYSE: HEK, HEK.U, HEK.WS) (“the Company”) today announced financial results for the first quarter ended March 31, 2009. The results for the first quarter reflect principally the operating results of the Company’s subsidiary China Water and Drinks, Inc. (“China Water”), which was acquired by Heckmann Corporation on October 30, 2008.

First Quarter 2009 Financial Results

For the seasonally slow first quarter of 2009, Heckmann Corporation’s net sales were $7.8 million, and the net loss for the first quarter was ($186.2 million), or ($1.69) per share, which included a $184.0 million non-cash goodwill impairment charge representing management’s best estimate of impairment loss associated with the China Water acquisition. The Company initiated a goodwill impairment analysis for this transaction as a result of the deterioration of China’s economic conditions and the subsidiary’s current operating results, and expects to finalize its goodwill impairment analysis during the third quarter of 2009. The Company also recorded a non-cash purchase accounting adjustment of approximately $100.0 million to reflect the cancellation of an additional 12.2 million shares of Company common stock previously issuable in connection with its acquisition of China Water and approximately 1.5 million warrants issuable, to former China Water management and insiders. The total shares recovered from the former management and insiders totals approximately 28.5 million shares. Excluding the goodwill impairment charge and other one-time charges, adjusted EBITDA for the first quarter of 2009 was $320,000.

Business Highlights:

•

Entered into a letter of intent agreement to acquire the water infrastructure assets of Charis Partners, Greer Exploration and Silversword in Texas and Louisiana for a purchase price of approximately $36 million in cash and stock. The acquisition is expected to close before June 30, 2009.

•	Acquired a minority interest in Underground Solutions Inc., a California-based water infrastructure and pipeline company.

•	Continued to execute on business opportunities in China for bottled water and non-carbonated drink servicing:

¡	Began renovation and installation of bottling facility in Xi’an, Shaanxi Province;

¡	Acquired 67% of Harbin Taoda Drinks, Ltd., with the balance of transaction expected to close this year.

•	Maintained a debt-free balance sheet as of March 31, 2009 with a strong cash position of approximately $300 million dollars.

Mr. Richard J. Heckmann, Chairman and CEO of Heckmann Corporation, stated, “We made great progress in accelerating our strategic investment into diversified water business interests. Globally, the increasing need for delivery and purification of fresh water is driving growth in the water industry. Water infrastructure and resources

Heckmann Corporation

are attractive long-term business opportunities and we are putting our strong balance sheet to work in the water business. So far, our efforts have culminated in a letter of intent to purchase substantially all of the assets of three companies that operate a saltwater disposal, treatment and water pipeline transportation business in Texas and Louisiana. This business has very strong growth characteristics and with the experienced and strong management team we are acquiring, we expect to open new avenues for expansion using our balance sheet strength. We have also signed an agreement to purchase a minority stake in Underground Solutions, Inc., a fast growing water infrastructure and pipeline company located in Poway, California. Investments such as these that enable us to diversify into productive and profitable water-related businesses will be critical to the long-term success of our Company.

“China also presents a sizable and growing market, and business growth through relationships with large, well-branded customers will continue to be a focus for us going forward. The expansion of our business with Coca-Cola China and other major beverage and servicing customers is underway. Construction at our plant facility in Xi’an, Shaanxi Province, which will service our Coca-Cola business in the region, is moving forward according to plan, and the installation of equipment begins this month. Other expansions are being negotiated as we grow our management team in China.

“China Water and Drinks’ sales for the first quarter of 2009 were soft reflecting not only the seasonally slow first quarter but also the economic slowdown across most sectors in China. We also experienced collection issues and a general lack of liquidity in our non-OEM customer base. Additionally, we discovered what we believe was financial misconduct and the diversion of cash deposits by former management of China Water. We have not only removed them from the organization, but as indicated above, moved to cancel all of their shares in Heckmann Corporation and are pursuing other remedies. With the share cancellations we will have reduced our shares issued in the China Water transaction by 48% and our outstanding share count by 23% overall. Through these determined actions, we feel that we are in a better position than we started from which to effectively manage and grow this business, and overall, our stockholders have captured more value out of their holdings. We remain confident in the prospects for China Water to expand market share in key regions in China over both the near and long term.

“Our strong balance sheet holds approximately $300.0 million dollars in invested cash. These resources allow us to be aggressive in making additional acquisitions as we identify attractive and strategic long-term opportunities for our stockholders,” Mr. Heckmann concluded.

Conference Call Details

The Company will conduct a conference call at 8:30 a.m. PT (11:30 a.m. ET) today, May 8, 2009. To participate on the conference call, please dial 1-877-941-9205 or 1-480-629-9835. An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until Monday, June 8, 2009. The audio replay can be accessed by dialing 1-800-406-7325 or 1-303-590-3030 and entering access ID number 4069307#.

Heckmann Corporation

About Heckmann Corporation

Heckmann Corporation is a holding company that was created to make investments in attractive businesses. The Company completed its first investment, the acquisition of China Water in October 2008. China Water is a leading producer and distributor of bottled water in China. Through its eight production facilities, China Water produces and distributes bottled water to fourteen provinces and regions in China. The Company markets its own products under the brands “Darcunk”, and “Grand Canyon” to distributors throughout China and supplies bottled water products to beverage and servicing companies, including local and international beverage brands such as Coca-Cola and Uni-President. It provides private label bottled water for companies such as Sands Casino, Macau.

Interested stockholders and investors can access additional information about Heckmann on the Company’s web site at www.heckmanncorp.com, and in documents filed with the U.S. Securities and Exchange Commission, on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s filings with the Securities and Exchange Commission and available at www.sec.gov/edgar as well as the Company’s website at www.heckmanncorp.com. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

Sanjay M. Hurry

The Piacente Group

Tel. +1 212 481 2050

sanjay@tpg-ir.com

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Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2009	December 31, 2008
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$199,250	$281,683
Certificates of deposit	10,000	10,000
Marketable securities	21,085	—
Accounts receivable, net of allowance of $12,601 at March 31, 2009 and $10,601 at December 31, 2008	27,777	26,460
Inventory	8,618	2,241
Prepaid expenses	9,741	8,842
Other receivables	1,320	1,548
Due from related party	1,266	1,381
Income tax receivable	969	969
Other current assets	—	544

Total current assets	280,026	333,668
Property, plant and equipment, net	19,145	15,901
Marketable securities	67,617	38,717
Deposits for acquisitions	6,380	16,608
Investment in unconsolidated equity investee	12,931	12,964
Intangible assets, net	28,931	29,879
Goodwill	41,334	315,018
Other	341	338

TOTAL ASSETS	$456,705	$763,093

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$7,740	$9,550
Deferred revenues	1,777	1,209
Accrued expenses	2,151	2,208
Current portion of long term debt	—	36
Income taxes payable	371	440
Due to related parties	—	963
Deferred income taxes	77	77

Total current liabilities	11,516	14,483
Acquisition consideration payable	1,910	1,910
Long-term debt, less current portion	—	96

TOTAL LIABILITIES	13,426	16,489
Equity:
Shareholders’ equity of the Company:
Preferred stock, $0.001 par value, 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 126,606,323 shares issued and 110,074,223 outstanding as of March 31, 2009 and December 31, 2008	126	126
Additional paid-in capital	657,407	757,720
Purchased warrants	(2,934)	(405)
Treasury stock	(14,000)	—
Accumulated deficit	(200,071)	(13,771)
Accumulated other comprehensive (loss) income	(231)	89

Total shareholders’ equity of the Company	440,297	743,759

Noncontrolling interest	2,982	2,845

TOTAL EQUITY	443,279	746,604

TOTAL LIABILITIES AND EQUITY	$456,705	$763,093

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue	$7,803	$—
Cost of goods sold	5,191	—

Gross profit	2,612	—
Operating expenses
Selling and marketing expenses	407	—
General and administrative expenses	5,390	383
Goodwill impairment (Note 4)	184,000	—

Total operating expenses	189,797	383

Loss from operations	(187,185)	(383)
Interest income, net	1,213	4,091
Loss from equity method investment	(29)	—
Other, net	206	—

(Loss) income before income taxes	(185,795)	3,708
Income tax expense	(368)	(1,511)

Net (loss) income	(186,163)	2,197
Less: Net income attributable to the noncontrolling interest	(137)	—

Net (loss) income attributable to the Company	(186,300)	2,197
Deferred interest income, net of taxes, attributable to common stock subject to possible redemption	—	64

Net (loss) income attributable to common stockholders	$(186,300)	$2,261

(Loss) earnings per share—basis and diluted
(Loss) income attributable to the Company’s common shareholders:
Basic and diluted	$(1.69)	$0.03

Weighted average number of shares outstanding, basic and diluted	110,074,223	67,646,800

Heckmann Corporation

HECKMANN CORPORATION AND SUBSIDIARIES

Adjusted EBITDA for the Three Months Ended March 31, 2009

Pretax income	$(185,795)
Less: Interest income	(1,213)
Add:
Non-cash impairment charge	184,000
Non-cash increase to bad debt reserve	2,000
Depreciation	340
Amortization	988

Adjusted EBITDA	$320

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